SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive Proxy Statement.
☒	Definitive Additional Materials.
☐	Soliciting Material Pursuant to sec. 240.14a-12.

The Salomon Brothers Fund Inc

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment Of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

NOTICE OF NEW DATE FOR SPECIAL MEETING OF SHAREHOLDERS

The Salomon Brothers Fund Inc

125 Broad Street, 10th Floor

New York, New York 10004

November 3, 2005

Dear Shareholder:

The Special Meeting of Shareholders of The Salomon Brothers Fund Inc (the “Fund”) has been postponed to November 15, 2005. The Special Meeting will be held at 4:00 p.m. (New York time) at 399 Park Avenue, 12th Floor Auditorium, New York, New York 10022 on Tuesday, November 15, 2005 for the following purposes:

ITEM 1. To approve a new Management Agreement.

ITEM 2. To transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

Shareholders of record on August 22, 2005 are entitled to vote at the meeting and at any postponements or adjournments thereof.

By order of the Board of Directors,

Robert I. Frenkel

Secretary